Furnished as of February 28, 2022 - UNAUDITED Exhibit 99.2

Company Overview Company Information 3 Recent Highlights 6 Financial Highlights 8 Company Snapshot 9 Financial Statements Condensed Consolidated Balance Sheets 10 Condensed Consolidated Statements of Operations 11 Condensed Consolidated Statements of Cash Flows 12 Financial Information FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre 13 Debt Composition and Maturity Schedule 14 Capitalization and Covenants 15 Portfolio Information Same-Property Performance and NOI 16 Investment Activity 17 Development/Redevelopment Summary and Property Capital Expenditures 18 Net Asset Value Components 19 Key Markets in Top 75 MSA Concentration 20 Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests 21 New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations 22 Tenant Profile, Tenant Specialty and Top MOB Tenants 23 Reporting Definitions 24 Forward-Looking Statements: Certain statements contained in this report constitute forward-looking statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act). Such statements include, in particular, statements about our plans, strategies, prospects and estimates regarding future medical office building market performance. Additionally, such statements are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially and in adverse ways from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Forward-looking statements are generally identifiable by the use of such terms as “expect,” “project,” “may,” “should,” “could,” “would,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “opinion,” “predict,” “potential,” “pro forma” or the negative of such terms and other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements. We cannot guarantee the accuracy of any such forward-looking statements contained in this report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Any such forward-looking statements reflect our current views about future events, are subject to unknown risks, uncertainties, and other factors, and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, provide dividends to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Forward- looking statements express expectations of future events. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties that could cause actual events or results to differ materially from those projected. Due to these inherent uncertainties, our stockholders are urged not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date made. In addition, we undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to projections over time, except as required by law. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning us and our business, including additional factors that could materially affect our financial results, is included herein and in our filings with the SEC. Table of Contents 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 2

Company Information Healthcare Trust of America, Inc. (NYSE: HTA) is the largest dedicated owner and operator of medical office buildings (“MOBs”) in the United States, with assets comprising approximately 26.1 million square feet of gross leasable area (“GLA”), and with $7.8 billion invested primarily in MOBs. HTA provides real estate infrastructure for the integrated delivery of healthcare services in highly-desirable locations. Investments are targeted to build critical mass in 20 to 25 leading gateway markets that generally have leading university and medical institutions, which generally translates to superior demographics, highly-educated graduates, intellectual talent and job growth. The strategic markets HTA invests in support a strong, long-term demand for quality medical office space. HTA utilizes an integrated asset management platform consisting of on-site leasing, property management, engineering and building services, and development capabilities to create complete, state of the art facilities in each market. We believe this drives efficiencies, strong tenant and health system relationships, and strategic partnerships that result in high levels of tenant retention, rental growth and long-term value creation. Headquartered in Scottsdale, Arizona, HTA has developed a national brand with dedicated relationships at the local level. Founded in 2006 and listed on the New York Stock Exchange in 2012, HTA has produced attractive returns for its stockholders that have outperformed the US REIT index. More information about HTA can be found on the Company’s Website (www.htareit.com), Facebook, LinkedIn, Instagram and Twitter. Senior Management Peter N. Foss I Interim President and Chief Executive Officer Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer Amanda L. Houghton I Executive Vice President - Asset Management David A. Gershenson I Chief Accounting Officer Caroline E. Chiodo I Senior Vice President - Acquisitions and Development Brock J. Cusano | Senior Vice President - Operations Contact Information Corporate Headquarters Healthcare Trust of America, Inc. I NYSE: HTA 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 www.htareit.com Follow Us: Investor Relations Robert A. Milligan I Chief Financial Officer, Secretary and Treasurer 16435 North Scottsdale Road, Suite 320 Scottsdale, Arizona 85254 480.998.3478 info@htareit.com Transfer Agent Computershare P.O. Box 505000 Louisville, KY 40233 888.801.0107 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 3

HTA: LARGEST DEDICATED OWNER OF MEDICAL OFFICES

$7.8B	~26.1M GLA	287%	BBB/Baa2
GROSS INVESTMENTS	ACROSS 470 BUILDINGS	TOTAL SHAREHOLDER RETURNS (Since December 2006)	INVESTMENT GRADE BALANCE SHEET

BEST IN CLASS PORTFOLIO FOCUSED IN 20-25 KEY MARKETS



Indianapolis, IN
Hartford, CT
Albany, NY
Pittsburgh, PA
Boston, MA
New York, NY
Denver, CO
Raleigh, NC
Charlotte, NC
Orange County / Los Angeles
Phoenix, AZ
Orlando, FL
Atlanta, GA
Houston, TX
Tampa, FL
Dallas, TX
Miami, FL

The HTA Difference

Industry Leading Portfolio: Core, critical MOBs where healthcare demand is growing: on-campus, core community outpatient, and academic locations. With limited ground lease restrictions.

Key Market Focus: Investing in high growth markets where we can achieve operational scale. 10 markets of ~1MM square feet of GLA and 17 markets >500k square feet of GLA.

Unique, Vertically Integrated Operating Platform: The strength of a dedicated, national platform delivering tenant satisfaction, performance and growth in our key markets.

Strong and Diverse Tenant Base: Partnered with leading healthcare providers in our markets. ~74% of tenants are Health Systems or National/Regional providers. 58% of tenants are credit rated or affiliated with credit rated parties.

Steady and Consistent Performance: Delivering earnings growth to the bottom line, even during COVID.

Dividend Growth: Only MOB REIT to raise dividend in each of the last 8 years.

Investment Grade Balance Sheet: HTA believes its $1.1 billion in liquidity and low leverage positions it for future growth and stability.

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 4

FINANCIAL PERFORMANCE: HISTORY OF VALUE CREATION 9.0% Annualized Average Total Returns Since First Distribution in 2006 to December 31, 2021 Same Store Growth Normalized FFO/Share $0.41 $0.39 $0.42 $0.42 $0.41 $0.41 $0.41 $0.40 $0.40 $0.41 $0.42 $0.42 $0.42 $0.42 $0.43 $0.43 $0.44 $0.44 $0.44 $0.43 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 $0.3 $0.35 $0.4 $0.45 3.2% 3.1% 2.9% 2.8% 2.3% 2.6% 2.5% 2.7% 2.7% 2.9% 2.5% 2.5% 2.7% 0.6% 0.5% 2.5% 1.6% 2.1% 2.5% 1.1% 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 0% 1% 2% 3% 4% DELIVERING SHAREHOLDER VALUE Steady & Growing Dividend 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 5 Top MOB Tenants » AdventHealth » HCA Healthcare » Ascension » Highmark-Allegheny Health Network » Atrium Health » Mercy Health » Baylor Scott & White Health » Steward Health Care » Boston Medical Center » Tenet Healthcare Corporation » CommonSpirit Health » Tufts Medical Center » Community Health Systems » UNC Health Care 2.3% HTA Avg. 1Q17 2Q17 3Q17 4Q17 1Q18 2Q18 3Q18 4Q18 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 $0.28 $0.3 $0.32 $0.34 $0.305 $0.310 $0.300 $0.315 $0.320 $0.325

Recent Highlights Fourth Quarter 2021 Highlights: • Reported net income attributable to common stockholders of $0.07 per diluted share. • Reported Funds From Operations (“FFO”), as defined by NAREIT, of $0.42 per diluted share. • Reported Normalized FFO of $0.43 per diluted share. This excludes $3.3 million of normalizing adjustments consisting of legal costs related to the whistleblower investigation of $1.7 million, CEO search fees of $0.7 million, legal and professional fees related to review of strategic alternatives of $0.4 million, and additional board and consulting fees pertaining to these matters of $0.5 million. • Reported Normalized FAD of $79.2 million, a decrease of 1.4% compared to Q4 2020. • Reported Same-Property Cash Net Operating Income (“NOI”) growth of 1.1% compared to Q4 2020. The change in Same- Property Cash NOI from Q4 2020 to Q4 2021 was impacted primarily by an additional $0.8 million of late fees recognized in Q4 2020 as well as additional compensation costs of $0.3 million primarily related to employee retention matters. Reported Same-Property Cash Net Operating Income (“NOI”) growth of 1.1% compared to Q4 2020. Year Ended 2021: • Reported net income attributable to common stockholders of $98.0 million, or $0.44 per diluted share. • Reported FFO of $1.72 per diluted share, an increase of 10.3% compared to 2020. • Reported Normalized FFO of $1.75 per diluted share, an increase of 2.3% compared to 2020. This excludes the $3.3 million of normalizing adjustments mentioned above. Costs incurred in Q3 2021 pertaining to these matters were not significant and therefore were not including as normalizing adjustments for the year ended December 31, 2021. • Reported Normalized FAD of $326.7 million, an increase of 2.8% compared to 2020. • Raised our quarterly dividend for the 8th consecutive year. Noteworthy Q4 2021 Matters: • The results for the three months ended December 31, 2021 were significantly impacted by several non-routine activities that resulted in additional costs totaling approximately $5.8 million, split between general and administrative and operating expenses. These items primarily related to the Company’s: (i) whistleblower investigation (as further outlined in the Company’s Current Report on Form 8-K filed November 4, 2021), (ii) CEO search costs, (iii) the announced strategic review process, and (iv) employee retention costs and administrative costs with respect to having an interim CEO. Costs related to these matters primarily included: (i) an increase in compensation and employee expenses including $1.2 million of increased bonus accruals related to Company out-performance on total shareholder return in Q3 2021, $0.7 million of CEO search fees, and $0.5 million of short-term consulting and other employee retention costs; (ii) increased legal and professional fees of $2.3 million primarily related to ongoing whistleblower and strategic review matters; (iii) increased corporate-related travel costs of $0.5 million; and (iv) increased board fees of $0.6 million as a result of a significant increase in board and committee meetings pertaining to the CEO search and whistleblower and strategic review matters, as well as additional compensation for the board chairman. • Additional costs incurred during Q3 2021 with respect to these non-routine activities were not significant. Accordingly, the results for the year ended December 31, 2021 were impacted primarily as a result of additional costs incurred during Q4 2021. • As noted above, of these additional costs, $3.3 million of expenses were identified as non-recurring or incremental in nature and has therefore been excluded from Normalized FFO as normalizing adjustments for the three months and year ended December 31, 2021. Company Overview 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 6

Company Overview 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 7 Recent Highlights Cont'd Portfolio Performance • As of December 31, 2021, our portfolio had a leased rate of 89.3% by gross leasable area (“GLA”) and an occupancy rate of 87.5% by GLA. • During Q4 2021, HTA executed leases of 804 thousand square feet of GLA, including 199 thousand square feet of GLA in new leases and 605 thousand square feet of GLA in renewals. Re-leasing spreads were 0.5% and tenant retention for the Same-Property portfolio was 70% by GLA. • Year-to-date, HTA executed leases of approximately 2.8 million square feet of GLA, including 785 thousand square feet of GLA in new leases and 2.0 million square feet of GLA in renewals. Re-leasing spreads were 2.0% and tenant retention for the Same-Property portfolio was 74% by GLA. Investment Activity • In 2021, HTA closed on $385 million of investments totaling over 950,000 square feet of GLA. This includes approximately $306 million of medical office building investments, $70 million in loan funding commitments to projects in Houston, Texas and Charlotte, North Carolina, and $9 million of investments in development joint ventures in Houston, Texas and Raleigh, North Carolina. During Q4 2021, HTA closed on medical office building investments in key markets totaling $118 million with 331,000 square feet of GLA at anticipated in-place year one yields of 5.7%. • HTA's development pipeline consists of five projects in the pre-leasing process, totaling over 850,000 square feet of GLA. These projects are located in Houston, Orlando and Raleigh and are highlighted by HTA's previously announced strategic partnership with Medistar Corporation to co-develop the Texas A&M Innovation Plaza - Horizon Tower located in Houston, Texas, a 485,000 square foot medical office and life sciences tower with anticipated costs of $215 million expected to commence construction in 2022. • In Q4 2021, we sold one asset in Cincinnati, Ohio for approximately $20 million at a cap rate of 4.2% resulting in a $6.3 million gain on sale of real estate. For the year ended December 31, 2021, we closed on the disposition of 15 MOBs in non- key markets with a gross sales price of $88.3 million, resulting in a net gain on sale of approximately $39.2 million. Capital Activity and Liquidity • HTA ended Q4 2021 with total leverage of (i) 27.7%, measured as debt less cash and cash equivalents to total capitalization, and (ii) 5.9x net debt to Adjusted Earnings before Interest, Taxes, Depreciation and Amortization for real estate (“Adjusted EBITDAre”). • HTA ended Q4 with total liquidity of $1.1 billion, inclusive of $1.0 billion available on our unsecured revolving credit facility and $52.4 million of cash and cash equivalents. First Quarter 2022 Dividend • On February 28, 2022, HTA’s Board of Directors issued a quarterly dividend of $0.325 per share of common stock. This represents an annualized rate of $1.30 per share of common stock with an annualized yield of 4.2% based on HTA’s closing share price as of February 25, 2022. The dividend will be paid on April 11, 2022 to stockholders of record on April 4, 2022.

Company Overview

Financial Highlights

(unaudited and dollars in thousands, except per share data)

	Three Months Ended				
	4Q21	3Q21	2Q21	1Q21	4Q20
INCOME ITEMS					
Revenues	$ 195,703	$ 191,262	$ 188,615	$ 191,493	$ 187,018
NOI [1][2]	135,409	131,694	131,206	131,914	130,469
Adjusted EBITDAre, annualized [1][3]	502,092	491,156	496,792	505,952	496,776
FFO [1][3]	94,468	97,280	96,789	97,849	95,330
Normalized FFO [1][3]	98,132	97,787	97,583	98,308	96,450
Normalized FAD [1][3]	79,181	77,762	80,976	88,758	80,284
Net income attributable to common stockholders per diluted share	$ 0.07	$ 0.10	$ 0.17	$ 0.10	$ 0.13
FFO per diluted share	0.42	0.44	0.44	0.44	0.43
Normalized FFO per diluted share	0.43	0.44	0.44	0.44	0.43
Same-Property Cash NOI growth [4]	1.1%	2.5%	2.1%	1.6%	2.5%
Fixed charge coverage ratio [5]	5.02x	5.05x	5.07x	5.06x	4.94x

	As of				
	4Q21	3Q21	2Q21	1Q21	4Q20
ASSETS					
Gross real estate investments	$ 7,766,297	$ 7,861,336	$ 7,845,368	$ 7,809,702	$ 7,812,884
Total assets	6,889,689	6,775,631	6,725,404	6,696,591	6,790,692
CAPITALIZATION					
Net debt [6]	$ 2,975,769	$ 3,064,628	$ 2,988,662	$ 2,997,742	$ 2,911,592
Total capitalization [7]	10,756,374	9,754,767	8,924,659	9,129,686	9,028,171
Net debt/total capitalization [6]	27.7%	31.4%	33.5%	32.8%	32.3%

(1) Refer to pages 24 and 25 for the reporting definitions of NOI, Adjusted EBITDAre, FFO, Normalized FFO and Normalized FAD.
(2) Refer to page 16 for a reconciliation of GAAP Net Income to NOI.
(3) Refer to page 13 for the reconciliations of GAAP Net Income Attributable to Common Stockholders to FFO, Normalized FFO, Normalized FAD and Adjusted EBITDAre.
(4) Calculated as the increase in Same-Property Cash NOI for the quarter as compared to the same period in the previous year.
(5) Calculated as Adjusted EBITDAre divided by interest expense and scheduled principal payments.
(6) Refer to page 15 for components of net debt.
(7) Calculated as the common stock price on the last trading day of the period multiplied by the total diluted common shares outstanding at the end of the period, plus net debt. Refer to page 15 for details.

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 8

Company Overview

Company Snapshot
(as of December 31, 2021)

Investments in Real Estate (1)	$	7.8
Total portfolio GLA (2)		26.1
Leased rate (3)		89.3%
Same-Property portfolio tenant retention rate (YTD) (4)		74%
% of GLA managed internally		96%
% of GLA on-campus/adjacent		67%
% of invested dollars in key markets in top 75 MSAs (5)		95%
Weighted average remaining lease term for all buildings (6)		5.3
Weighted average remaining lease term for single-tenant buildings (6)		5.9
Weighted average remaining lease term for multi-tenant buildings (6)		5.0

Credit ratings (Standard & Poor's/Moody's)		BBB(Stable)/Baa2(Stable)
Cash and cash equivalents (2)	$	52.4
Net debt/total capitalization		27.7%
Weighted average interest rate per annum on portfolio debt (7)		2.87%

Building Type
% of Portfolio (based on GLA)



Medical Office Buildings 95%
Senior Care 1%
Hospitals 4%

Presence in Top MSAs (8)
% of Portfolio (based on annualized base rent)



Indianapolis, IN 4.6%
Phoenix, AZ 4.3%
Hartford/New Haven, CT 4.3%
Atlanta, GA 4.7%
Miami, FL 5.4%
Tampa, FL 4.2%
Raleigh, NC 3.5%
Boston, MA 6.2%
Houston, TX 6.4%
Dallas, TX 9.8%
All Other Markets 5.2%
Remaining Top MSAs 41.4%

(1) Amount presented in billions. Refer to page 24 for the reporting definition of Investments in Real Estate.
(2) Amounts presented in millions. Total portfolio GLA excludes GLA for projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Calculations are based on percentage of total GLA, excluding GLA for development properties.
(4) Refer to page 25 for the reporting definition of Retention.
(5) Refer to page 24 for the reporting definition of Metropolitan Statistical Area.
(6) Amounts presented in years.
(7) Includes the impact of cash flow hedges.
(8) Refer to page 20 for a detailed table of HTA' s Key Markets in Top 75 MSA Concentration.

HTA LISTED NYSE

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 9

As of 4Q21 4Q20 ASSETS Real estate investments: Land $ 640,382 $ 596,269 Building and improvements 6,688,516 6,507,816 Lease intangibles 404,714 628,621 Construction in progress 32,685 80,178 7,766,297 7,812,884 Accumulated depreciation and amortization (1,598,468) (1,702,719) Real estate investments, net 6,167,829 6,110,165 Assets held for sale, net 27,070 — Investment in unconsolidated joint venture 62,834 64,360 Cash and cash equivalents 52,353 115,407 Restricted cash 4,716 3,358 Receivables and other assets, net 334,941 251,728 Right-of-use assets - operating leases, net 229,226 235,223 Other intangibles, net 10,720 10,451 Total assets $ 6,889,689 $ 6,790,692 LIABILITIES AND EQUITY Liabilities: Debt $ 3,028,122 $ 3,026,999 Accounts payable and accrued liabilities 198,078 200,358 Liabilities of assets held for sale 262 — Derivative financial instruments - interest rate swaps 5,069 14,957 Security deposits, prepaid rent and other liabilities 86,225 82,553 Lease liabilities - operating leases 196,286 198,367 Intangible liabilities, net 31,331 32,539 Total liabilities 3,545,373 3,555,773 Commitments and contingencies Equity: Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding — — Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 228,879,846 and 218,578,012 shares issued and outstanding as of December 31, 2021 and 2020, respectively 2,289 2,186 Additional paid-in capital 5,178,132 4,916,784 Accumulated other comprehensive loss (7,041) (16,979) Cumulative dividends in excess of earnings (1,915,776) (1,727,752) Total stockholders’ equity 3,257,604 3,174,239 Non-controlling interests 86,712 60,680 Total equity 3,344,316 3,234,919 Total liabilities and equity $ 6,889,689 $ 6,790,692 Financial Statements Condensed Consolidated Balance Sheets (unaudited and in thousands, except share and per share data) 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 10

Financial Statements

Condensed Consolidated Statements of Operations

(unaudited and in thousands, except per share data)

	Three Months Ended		Year Ended	
	4Q21	4Q20	4Q21	4Q20
Revenues:				
Rental income	$ 194,247	$ 186,955	$ 763,923	$ 738,414
Interest and other operating income	1,456	63	3,150	551
Total revenues	195,703	187,018	767,073	738,965
Expenses:				
Rental	60,294	56,549	236,850	226,859
General and administrative	17,490	10,621	49,744	42,969
Transaction	73	668	372	965
Depreciation and amortization	76,527	75,344	303,834	303,828
Interest expense	23,312	23,328	92,762	94,613
Impairment	6,113	—	22,938	—
Total expenses	183,809	166,510	706,500	669,234
Gain on sale of real estate, net	6,332	7,599	39,228	9,590
Loss on sale of corporate asset, net	(2,106)	—	(2,106)	—
Loss on extinguishment of debt, net	—	—	—	(27,726)
Income from unconsolidated joint venture	406	389	1,604	1,612
Other income	84	11	485	301
Net income	$ 16,610	$ 28,507	$ 99,784	$ 53,508
Net income attributable to non-controlling interests	(307)	(452)	(1,768)	(890)
Net income attributable to common stockholders	$ 16,303	$ 28,055	$ 98,016	$ 52,618
Earnings per common share - basic:				
Net income attributable to common stockholders	$ 0.07	$ 0.13	$ 0.45	$ 0.24
Earnings per common share - diluted:				
Net income attributable to common stockholders	$ 0.07	$ 0.13	$ 0.44	$ 0.24
Weighted average common shares outstanding:				
Basic	221,339	218,575	219,439	218,078
Diluted	227,248	222,099	224,215	221,666
Dividends declared per common share	$ 0.325	$ 0.320	$ 1.290	$ 1.270

HTA LISTED NYSE

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 11

Financial Statements

Condensed Consolidated Statements of Cash Flows

(unaudited and in thousands)

	Year Ended 4Q21	Year Ended 4Q20	Year Ended 4Q19
Cash flows from operating activities:			
Net income	$ 99,784	$ 53,508	$ 30,758
Adjustments to reconcile net income to net cash provided by operating activities:			
Depreciation and amortization	283,300	283,039	280,969
Share-based compensation expense	7,262	8,916	10,127
Income from unconsolidated joint venture	(1,604)	(1,612)	(1,882)
Distributions from unconsolidated joint venture	3,130	3,240	3,030
Impairment	22,938	—	—
(Gain) loss on sale of real estate, net	(39,228)	(9,590)	154
Loss on sale on corporate asset, net	2,106	—	—
Loss on extinguishment of debt, net	—	27,726	21,646
Changes in operating assets and liabilities:			
Receivables and other assets, net	(4,699)	(11,042)	(12,857)
Accounts payable and accrued liabilities	9,430	2,066	(128)
Security deposits, prepaid rent and other liabilities	3,197	31,711	8,577
Net cash provided by operating activities	385,616	387,962	340,394
Cash flows from investing activities:			
Investments in real estate	(264,340)	(185,286)	(553,298)
Development of real estate	(63,306)	(77,077)	(28,066)
Proceeds from the sale of real estate	87,628	22,939	4,880
Proceeds from the sale of corporate asset	10,127	—	—
Capital expenditures	(97,155)	(74,743)	(91,544)
Other investment	(6,000)	—	—
Collection of real estate notes receivable	15,405	907	739
Advances on real estate notes receivable	(82,214)	(6,000)	—
Net cash used in investing activities	(399,855)	(319,260)	(667,289)
Cash flows from financing activities:			
Borrowings on unsecured revolving credit facility	310,000	1,329,862	610,000
Payments on unsecured revolving credit facility	(310,000)	(1,429,862)	(510,000)
Proceeds from unsecured senior notes	—	793,568	906,927
Payments on unsecured senior notes	—	(300,000)	(700,000)
Payments on secured mortgage loans	—	(114,060)	(97,361)
Deferred financing costs	(8,053)	(6,800)	(7,776)
Debt extinguishment costs	—	(25,939)	(18,383)
Proceeds from issuance of common stock	251,250	50,020	323,393
Issuance of OP Units	—	1,378	—
Repurchase and cancellation of common stock	(3,414)	(5,192)	(12,178)
Dividends paid	(281,820)	(275,816)	(256,117)
Distributions paid to non-controlling interest of limited partners	(5,420)	(4,712)	(8,758)
Sale of noncontrolling interest	—	—	1,234
Net cash (used in) provided by financing activities	(47,457)	12,447	230,981
Net change in cash, cash equivalents and restricted cash	(61,696)	81,149	(95,914)
Cash, cash equivalents and restricted cash - beginning of year	118,765	37,616	133,530
Cash, cash equivalents and restricted cash - end of year	$ 57,069	$ 118,765	$ 37,616

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 12

Financial Information

FFO, Normalized FFO, Normalized FAD and Adjusted EBITDA*re*

(unaudited and in thousands, except per share data)

FFO, Normalized FFO and Normalized FAD

	Three Months Ended				Year Ended			
	4Q21		4Q20		4Q21		4Q20	
Net income attributable to common stockholders	$	16,303	$	28,055	$	98,016	$	52,618
Depreciation and amortization expense related to investments in real estate		75,791		74,368		300,605		299,722
Gain on sale of real estate, net		(6,332)		(7,599)		(39,228)		(9,590)
Loss on sale of corporate asset, net		2,106		—		2,106		—
Impairment		6,113		—		22,938		—
Proportionate share of joint venture depreciation and amortization		487		506		1,949		1,949
FFO attributable to common stockholders	$	94,468	$	95,330	$	386,386	$	344,699
Transaction expenses		73		668		372		965
Loss on extinguishment of debt, net		—		—		—		27,726
Non-controlling income from OP units included in diluted shares		307		452		1,768		890
Other normalizing adjustments (1)		3,284		—		3,284		5,031
Normalized FFO attributable to common stockholders	$	98,132	$	96,450	$	391,810	$	379,311
Non-cash compensation expense		2,228		1,781		7,262		8,916
Straight-line rent adjustments, net		(3,475)		(3,298)		(13,883)		(15,971)
Amortization of (below) and above market leases/leasehold interests and		279		618		1,615		1,122
Deferred revenue - tenant improvement related and other		(2)		—		(2)		—
Amortization of deferred financing costs and debt discount/premium, net		1,222		1,190		4,706		4,452
Recurring capital expenditures, tenant improvements and leasing		(19,203)		(16,457)		(64,831)		(60,201)
Normalized FAD attributable to common stockholders	$	79,181	$	80,284	$	326,677	$	317,629
Net income attributable to common stockholders per diluted share	$	0.07	$	0.13	$	0.44	$	0.24
FFO adjustments per diluted share, net		0.35		0.30		1.28		1.32
FFO attributable to common stockholders per diluted share	$	0.42	$	0.43	$	1.72	$	1.56
Normalized FFO adjustments per diluted share, net		0.01		0.00		0.03		0.15
Normalized FFO attributable to common stockholders per diluted share	$	0.43	$	0.43	$	1.75	$	1.71
Weighted average diluted common shares outstanding		227,248		222,099		224,215		221,666

Adjusted EBITDA*re* (2)

	Three Months Ended	
	4Q21	
Net income	$	16,610
Interest expense		23,312
Depreciation and amortization expense		76,527
Impairment		6,113
Gain on sale of real estate, net		(6,332)
Loss on sale of corporate asset, net		2,106
Proportionate share of joint venture depreciation and amortization		487
EBITDAre	$	118,823
Transaction expenses		73
Non-cash compensation expense		2,228
Other normalizing adjustments (1)		3,284
Pro forma impact of investments/dispositions		673
Pro forma impact of developments		442
Adjusted EBITDA*re*	$	125,523
Adjusted EBITDA*re*, annualized	$	502,092
As of December 31, 2021:		
Debt	$	3,028,122
Less: cash and cash equivalents		52,353
Net Debt	$	2,975,769
Net Debt to Adjusted EBITDA*re*		5.9x

(1) For the three months and year ended December 31, 2021, other normalizing adjustments includes the following: costs related to whistleblower investigation of $1,645; CEO search fees of $743; costs related to strategic matters of $387; and corresponding additional board and consulting fees of $509. For the year ended December 31, 2020, other normalizing adjustments includes the following: non-recurring bad debt of $4,672; incremental hazard pay to facilities employees of $314; and incremental personal protective equipment of $45.

(2) Refer to page 24 for the reporting definitions of EBITDA*re*, as defined by NAREIT, and Adjusted EBITDA*re*.

HTA LISTED NYSE

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 13

Period Ending $600,000 $500,000 $650,000 $800,000 $200,000 $300,000 Unsecured Senior Notes Unsecured Term Loans 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 Debt Composition and Maturity Schedule (as of December 31, 2021, dollars in thousands) Debt Composition (1) The stated rate on the debt instrument as of the end of the period. (2) The effective rate incorporates any cash flow hedges that serve to fix variable rate debt, as of the end of the period. (3) Rate does not include the 20 basis point facility fee that is payable on the entire $1.0 billion revolving credit facility. (4) Maturity schedule reflects a new amended and restated $1.3B Unsecured Revolving Credit Facility and Term Loan Agreement entered into in October 2021. Maturity Schedule (4) 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 14 Principal Balance Deferred Financing Costs, Net (Discounts)/ Premium, Net Total Stated Rate (1) Hedged Rate (2) Unsecured senior note due 2026 $ 600,000 $ (2,139) $ 5,137 $ 602,998 3.50% 3.50% Unsecured senior note due 2027 500,000 (2,326) (1,509) 496,165 3.75 3.75 Unsecured senior note due 2030 650,000 (4,417) (1,798) 643,785 3.10 3.10 Unsecured senior note due 2031 800,000 (5,892) (5,733) 788,375 2.00 2.00 Total unsecured senior notes $ 2,550,000 $ (14,774) $ (3,903) $ 2,531,323 Unsecured term loan due 2025 300,000 (2,386) — 297,614 1.08% 2.37% Unsecured term loan due 2024 200,000 (815) — 199,185 1.10 2.32 Total unsecured term loans $ 500,000 $ (3,201) $ — $ 496,799 Unsecured revolving credit facility (3) — — — — 0.98% 0.98% Total debt $ 3,050,000 $ (17,975) $ (3,903) $ 3,028,122 2.67% 2.87% Financial Information

Capitalization 4Q21 Unsecured revolving credit facility $ — Unsecured term loans 500,000 Unsecured senior notes 2,550,000 Secured mortgage loans — Deferred financing costs, net (17,975) Discount, net (3,903) Total debt $ 3,028,122 Less: cash and cash equivalents 52,353 Net debt $ 2,975,769 Stock price (as of December 31, 2021) $ 33.39 Total diluted common shares outstanding 233,022 Equity capitalization $ 7,780,605 Total capitalization $ 10,756,374 Total undepreciated assets $ 8,488,157 Gross book value of unencumbered assets $ 7,918,976 Total debt/undepreciated assets 35.7% Net debt/total capitalization 27.7% Available Capital: Unsecured Revolving Credit Facility $ 999,690 Cash and Cash Equivalents 52,353 Total Available Capital: $ 1,052,043 Equity 72% Unsecured Debt 28% Financial Information Capitalization and Covenants (as of December 31, 2021, dollars and shares in thousands, except stock price) Covenants 4Q21 Bank Loans Required Term Loan Due 2024 Term Loan Due 2025 Total leverage ≤ 60% 36% 34% Secured leverage ≤ 30% 0% 0% Fixed charge coverage ≥ 1.50x 5.02x 5.02x Unencumbered leverage ≤ 60% 37% 35% Unencumbered coverage ≥ 1.75x 5.53x 5.26x Senior Notes Required 4Q21 Total leverage ≤ 60% 37% Secured leverage ≤ 40% 0% Unencumbered asset coverage ≥ 150% 270% Interest coverage ≥ 1.50x 5.07x 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 15

Portfolio Information

Same-Property Performance and NOI

(as of December 31, 2021, unaudited and dollars and GLA in thousands)

Same-Property Performance

	Three Months Ended			Sequential		Year-Over-Year	
	4Q21	3Q21	4Q20	$ Change	% Change	$ Change	% Change
Rental revenue	$ 129,329	$ 128,782	$ 128,703	$ 547	0.4%	$ 626	0.5%
Tenant recoveries	39,074	38,663	36,830	411	1.1	2,244	6.1
Total rental income	168,403	167,445	165,533	958	0.6	2,870	1.7
Expenses	51,239	51,542	49,659	(303)	(0.6)	1,580	3.2
Same-Property Cash NOI	$ 117,164	$ 115,903	$ 115,874	$ 1,261	1.1%	$ 1,290	1.1%
Rental Margin [1]	90.6%	90.0%	90.0%				

	As of		
	4Q21	3Q21	4Q20
Number of buildings	423	423	423
GLA	22,522	22,500	22,493
Leased GLA, end of period	20,282	20,358	20,393
Leased %, end of period	90.1%	90.5%	90.7%
Occupancy GLA, end of period	19,953	20,052	20,286
Occupancy %, end of period	88.6%	89.1%	90.2%

NOI [2]

	Three Months Ended	
	4Q21	4Q20
Net income	$ 16,610	$ 28,507
General and administrative expenses	17,490	10,621
Transaction expenses	73	668
Depreciation and amortization expense	76,527	75,344
Impairment	6,113	—
Interest expense	23,312	23,328
Gain on sale of real estate, net	(6,332)	(7,599)
Loss on sale of corporate asset, net	2,106	—
Income from unconsolidated joint venture	(406)	(389)
Other income	(84)	(11)
NOI	$ 135,409	$ 130,469
NOI percentage growth	3.8%	
NOI	$ 135,409	$ 130,469
Straight-line rent adjustments, net	(3,475)	(3,298)
Amortization of (below) and above market leases/leasehold interests, net and other GAAP adjustments	(486)	(519)
Notes receivable interest income	(1,457)	(9)
Cash NOI	$ 129,991	$ 126,643
Acquisitions not owned/operated for all periods presented and disposed properties Cash NOI	(6,484)	(2,234)
Redevelopment Cash NOI	(105)	(823)
Intended for sale Cash NOI	(6,238)	(7,712)
Same-Property Cash NOI	$ 117,164	$ 115,874
Same-Property Cash NOI percentage growth	1.1%	

(1) Rental margin presents Same-Property Cash NOI divided by Same-Property rental revenue.
(2) Refer to pages 24 and 25 for the reporting definitions of NOI, Cash NOI and Same-Property Cash NOI.

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 16

Property Market Date Acquired/ Invested % Leased at Acquisition Purchase Price (1) GLA Acquisitions: Mt. Carmel East MOB Columbus, OH January 92% $ 16,225 75 Duke Medical Plaza Raleigh, NC March 100 16,300 42 East Cooper MOB Charleston, SC April 100 20,000 40 Austin Bluffs MOB Colorado Springs, CO August 77 16,020 100 Twelve Oaks MOB Houston, TX August 71 26,000 140 Clint Moore Medical Facility Boca Raton, FL August 100 50,000 102 Houston Medical Center Houston, TX August 86 43,000 127 Phoenixville Medical Office Portfolio Philadelphia, PA October 97 65,725 104 Bowman Center Charleston, SC November 83 11,500 40 Northpark I and II Raleigh, NC November 67 17,250 94 Lake Norman Condo Charlotte, NC December — 1,150 5 Paces Pavillion Atlanta, GA December 92 22,714 88 Total Acquisitions 305,884 957 Texas Medical Center Notes (2) Houston, TX June 64,319 — CitiSculpt Mezzanine Loan (2) Charlotte, NC December 6,000 — Investment in Development Joint Ventures Various Various 9,221 — Total Investments $ 385,424 957 Portfolio Information Investment Activity (as of December 31, 2021, dollars and GLA in thousands) 2021 Investments Annual Investment Activity (3) 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 17 (1) Excludes corporate assets and land only purchases. (2) Represents mezzanine and mortgage notes funded through December 31, 2021. HTA has real estate loan commitments with respect to Texas Medical Center totaling $69,119. As of December 31, 2021, HTA had unfunded commitments of $2,300 on its mezzanine loan, which was funded in January 2022. The $2,500 remaining on the mezzanine loan commitments represent interest reserves that will be funded through payment-in-kind interest. HTA expects to fund up to $15,500 in total on the CitiSculpt development in Charlotte, NC. (3) Excludes real estate note receivables and corporate assets. As of December 31, 2021, HTA has invested $7.8 billion primarily in MOBs, development properties and other healthcare assets comprising 26.1 million square feet of GLA. Annual Investment Activity $413,150 $542,976 $455,950 $802,148 $68,314 $294,937 $397,826 $439,530 $271,510 $700,764 $2,722,467 $557,938 $191,963 $305,884 $(82,885) $(35,685) $(39,483) $(85,150) $(308,550) Acquisitions Dispositions 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 $-350,000 $0 $350,000 $700,000 $1,050,000 $1,400,000 $1,750,000 $2,100,000 $2,450,000 $2,800,000 $(4,900) $17,729 $(24,310) Property Market Date Disposed Sales Price GLA Ballad Portfolio (13 buildings) Tennessee and Virginia May $ 67,500 410 Gallery Professional Building St. Paul, MN September 600 108 Jewish Hospital MOB Cincinnati, OH October 20,150 80 Total Dispositions $ 88,250 598 2021 Dispositions $(88,250)

Portfolio Information

Development Activity and Property Capital Expenditures

(as of December 31, 2021, dollars and GLA in thousands)

Completed Development Projects

Project	MSA	Total GLA	% Leased	Total Construction Cost	Completed Costs	Costs to Complete	Expected Stabilization
Cary MOB	Raleigh, NC	127	94	$ 43,897	$ 38,566	$ 5,331	2021
Memorial Hospital MOB	Bakersfield, CA	84	90	29,224	28,121	1,103	2021
Jackson South MOB (1)	Miami, FL	52	69	21,098	18,532	2,566	2022
Pavilion III MOB (1)	Dallas, TX	109	74	59,608	46,096	13,512	2022
Total Completed Development Projects		372	84	$ 153,827	$ 131,315	$ 22,512	

Active Development and Redevelopment Projects

Project	MSA	Total GLA	% Leased (3)	Total Construction Cost	LTD Costs (4)	Costs to Complete	Estimated Completion
Development:							
Macon Pond	Raleigh, NC	118	—	$ 45,071	$ 432	$ 44,639	2Q23
Houston Heights MOB	Houston, TX	109	—	43,614	418	43,196	2024
Total Development (2)		227	—	88,685	850	87,835	
Redevelopment:							
Mission Medical Center Bldgs I & II	Los Angeles, CA	104	30	22,087	21,573	514	1Q22
Houston Methodist	Houston, TX	49	63	6,524	6,260	264	1Q22
Total Redevelopment		153	41	28,611	27,833	778	
Total Active Development and Redevelopment Projects		380	16	$ 117,296	$ 28,683	$ 88,613	

Property Capital Expenditures

	Three Months Ended 4Q21	Year Ended 4Q21
Recurring capital expenditures	$ 8,353	$ 24,210
Tenant improvements - 2nd generation	6,296	29,419
Lease commissions	4,554	11,202
Total recurring capital expenditures	$ 19,203	$ 64,831
Capital expenditures - 1st generation/acquisition	1,793	14,277
Capital expenditures/tenant improvements - redevelopment	603	8,086
Tenant improvements - 1st generation/acquisition	1,770	5,938
Total capital expenditures incurred	$ 23,369	$ 93,132

During the three months and year ended December 31, 2021, approximately $1.1 million and $4.4 million of capital expenditures were incurred related to environmental, sustainability or other conservation initiatives.

(1) Annual Cash NOI upon full stabilization of recently completed development projects is expected to approximate $4.9 million. Costs to complete primarily represent tenant improvements pending completion.
(2) HTA currently has three additional development projects at various stages of the pre-leasing phase, totaling over 600 thousand square feet of GLA with anticipated costs of over $285 million.
(3) HTA is currently negotiating pre-leasing commitments on over 50% of the total GLA for the two active development projects.
(4) Represents Life-to-Date (LTD) incremental construction costs for assets that have not been placed in service and excludes existing book value of development and redevelopment assets.

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 18

Portfolio Information

Net Asset Value Components

(as of December 31, 2021, in thousands)

Cash NOI

	4Q21 Cash NOI	Timing/Other Adjustments (1)	Incremental NOI Upon Stabilization (3)	4Q21 Adjusted Cash NOI	Annualized Adjusted Cash NOI
Same-Store Cash NOI	$ 117,164	$ —	$ —	$ 117,164	$ 468,656
Acquisitions/Dispositions Cash NOI (2)	6,300	673	—	6,973	27,892
Unstabilized development assets Cash NOI	184	442	588	1,214	4,856
Intended for sale Cash NOI	6,238	—	—	6,238	24,952
Redevelopment Cash NOI	105	(105)	—	—	—
Total	$ 129,991	$ 1,010	$ 588	$ 131,589	$ 526,356

Other Assets

Cash and cash equivalents and restricted cash	$ 57,069
Receivables and other assets (4)	123,990
Investment in unconsolidated joint venture	62,834
Development and redevelopment LTD costs (5)	28,683
Book value of redevelopment assets (6)	151,815
Land parcels held for development	37,495
Total	$ 461,886

Obligations

Unsecured revolving credit facility	$ —
Unsecured term loans	500,000
Unsecured senior notes	2,550,000
Total debt	$ 3,050,000
Accounts payable and accrued liabilities (7)	122,355
Security deposits, prepaid rent and other liabilities (8)	69,321
Total	$ 3,241,676

Total Shares Outstanding

Total Diluted Common Shares Outstanding	233,022

(1) Timing and other adjustments include the pro forma impact of current quarter acquisitions and dispositions, the pro forma impact of development properties, as well as the elimination of Cash NOI for redevelopment assets.
(2) Represents Cash NOI on acquisitions not owned/operated for all periods presented and disposed properties Cash NOI.
(3) Represents incremental Cash NOI on recently completed and unstabilized development assets only. Anticipated incremental Cash NOI upon stabilization of development and redevelopment assets will be determined upon substantial completion of construction and/or stabilization.
(4) Includes tenant receivables of $10,477, other receivables of $6,098, prepaid expenses, deposits, equipment and other of $38,301 and real estate notes receivable, net of $69,114.
(5) Represents LTD costs on active redevelopment projects only.
(6) Represents existing book value on redevelopment assets not included in LTD costs, for which Cash NOI is excluded from 4Q21 Adjusted Cash NOI. Amount includes book value of six properties undergoing substantial tenant improvement activities or in a pre-construction phase not included in Active Redevelopment Projects on page 18 in addition to two Active Redevelopment Projects included on page 18. Amount does not include book value of unstabilized development assets or completed developments.
(7) Excludes accrued dividend distributions of $75,723 which represents our quarterly dividend being declared in one quarter and paid in the next. This accrual is excluded for purposes of calculating net asset value to provide comparability to REIT peers whose dividends are declared and paid within the same quarter.
(8) Excludes finance right-of-use liability of $16,904.

HTA LISTED NYSE

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 19

Portfolio Information

Key Markets in Top 75 MSA Concentration

(as of December 31, 2021, dollars and GLA in thousands)

Key Markets in Top 75 MSA Concentration [(1)]

Key Markets	Annualized Base Rent [(2)]	% of Annualized Base Rent	Total GLA [(3)]	% of Portfolio	Investment	% of Investment
Dallas, TX	$ 57,240	9.8%	2,209	8.5%	$ 914,237	11.7%
Houston, TX	37,200	6.4	1,934	7.4	534,869	6.8
Boston, MA	36,346	6.2	965	3.7	397,693	5.1
Miami, FL	31,417	5.4	1,327	5.1	358,449	4.6
Atlanta, GA	27,290	4.7	1,208	4.6	361,600	4.6
Indianapolis, IN	26,901	4.6	1,396	5.4	281,768	3.6
Phoenix, AZ	25,218	4.3	1,313	5.0	267,781	3.4
Hartford/New Haven, CT	25,215	4.3	1,187	4.5	347,104	4.4
Tampa, FL	24,548	4.2	954	3.7	347,764	4.4
Raleigh, NC	20,743	3.5	885	3.4	250,858	3.2
Pittsburgh, PA	20,063	3.4	1,094	4.2	148,612	1.9
Charlotte, NC	18,220	3.1	927	3.6	216,037	2.8
Orange County/Los Angeles, CA	17,285	3.0	718	2.7	326,070	4.2
New York, NY	16,019	2.7	615	2.4	256,144	3.3
Albany, NY	14,955	2.6	833	3.2	170,071	2.2
Chicago, IL	13,706	2.4	454	1.7	231,178	3.0
Denver, CO	13,471	2.3	608	2.3	265,807	3.4
Orlando, FL	12,667	2.2	513	2.0	156,300	2.0
Austin, TX	9,182	1.6	409	1.6	164,425	2.1
El Paso, TX	9,039	1.5	476	1.8	121,409	1.5
Top 20 MSAs	456,725	78.2	20,025	76.8	6,118,176	78.2
Additional Top MSAs	97,149	16.6	4,604	17.7	1,310,407	16.8
Total Key Markets in Top 75 MSAs	$ 553,874	94.8%	24,629	94.5%	$ 7,428,583	95.0%
All Other Markets	30,476	5.2	1,426	5.5	389,851	5.0
Total All Markets	$ 584,350	100%	$ 26,055	100%	$ 7,818,434	100%

(1) Key markets are titled as such based on HTA's concentration in the respective MSA

(2) Refer to page 24 for the reporting definition of Annualized Base Rent.

(3) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 20

Portfolio Information

Portfolio Diversification by Type, Historical Campus Proximity and Ownership Interests

(as of December 31, 2021, dollars and GLA in thousands, except as otherwise noted)

Portfolio Diversification by Building Type

	Number of Buildings	Number of States	Annualized Base Rent (1)	% of Annualized Base Rent	Total GLA (2)	% of Total GLA
Medical Office Buildings						
Single-tenant	125	18	$ 142,161	24.3%	5,765	22.1%
Multi-tenant	327	32	403,707	69.1	18,982	72.8
Other Healthcare Facilities						
Hospitals	15	7	32,696	5.6	954	3.7
Senior care	3	1	5,786	1.0	354	1.4
Total	470	32	$ 584,350	100%	26,055	100%

Portfolio Diversification by Lease Type

	Annualized Base Rent (1)	% of Annualized Base Rent	Total Occupied GLA (2)	% of Occupied GLA
Absolute net	$ 52,881	9.0 %	1,837	8.0 %
Triple-net	333,079	57.0	13,175	57.8
Modified gross	157,158	26.9	6,193	27.2
Full-service gross	41,232	7.1	1,599	7.0
Total	$ 584,350	100 %	22,804	100 %

Historical Campus Proximity (3)

	As of 4Q21	3Q21	2Q21	1Q21	4Q20
Off-Campus Aligned	26%	26%	26%	26%	26%
On-Campus	67	67	67	67	67
On-Campus/Aligned	93%	93%	93%	93%	93%
Off-Campus/Non-Aligned	7	7	7	7	7
Total	100%	100%	100%	100%	100%

Ownership Interests (4)

	Number of Buildings	Annualized Base Rent (1)	% of Annualized Base Rent	GLA (2)	As of (5) 4Q21	3Q21	2Q21	1Q21	4Q20
Fee Simple	325	$ 366,751	63 %	16,474	63%	63%	62%	62%	62%
Customary Health System Restrictions	138	208,313	36	9,212	36	36	36	36	36
Economic with Limited Restrictions	6	8,814	1	334	1	1	2	2	2
Occupancy Health System Restrictions	1	472	—	35	—	—	—	—	—
Leasehold Interest Subtotal	145	217,599	37	9,581	37	37	38	38	38
Total	470	$ 584,350	100%	26,055	100%	100%	100%	100%	100%

(1) Refer to page 24 for the reporting definition of Annualized Base Rent.
(2) Total portfolio and total occupied GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.
(3) Percentages shown as percent of total GLA. Refer to page 25 for the reporting definitions of Off-campus/Non-Aligned and On-Campus/Aligned.
(4) Refer to pages 24 and 25 for the reporting definitions of Customary Health System Restrictions, Economic with Limited Restrictions, and Occupancy Health System Restrictions.
(5) Percentages shown as percent of total GLA.

HTA LISTED NYSE

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 21

Portfolio Information

New and Renewal Leasing Activity, Historical Leased Rate and Tenant Lease Expirations

(as of December 31, 2021, dollars and GLA in thousands)

New and Renewal Leasing Activity

	Total GLA	Average Term (1)	Average Base Rent (2) Expiring	Average Base Rent (2) Starting	Tenant Improvements (2)	Leasing Commissions (2)
1Q 2021						
New Leases	209	4.4		$ 22.72	$ 22.34	$ 3.63
Renewal Leases	496	4.2	$ 24.92	25.69	5.03	2.21
Total 1Q 2021	705	4.2		$ 24.75	$ 10.32	$ 2.64
2Q 2021						
New Leases	150	7.3		$ 24.96	$ 36.63	$ 4.31
Renewal Leases	497	3.6	$ 24.32	24.83	5.26	2.06
Total 2Q 2021	647	4.5		$ 24.86	$ 12.56	$ 2.58
3Q 2021						
New Leases	227	7.1		$ 24.59	$ 43.87	$ 6.47
Renewal Leases	443	4.5	$ 22.85	23.52	11.04	2.27
Total 3Q 2021	670	5.4		$ 23.89	$ 22.93	$ 3.83
4Q 2021						
New Leases	199	6.9		$ 26.13	$ 36.55	$ 8.68
Renewal Leases	605	6.8	$ 26.49	26.61	16.13	4.53
Total 4Q 2021	804	6.8		$ 26.48	$ 21.00	$ 5.53
YTD 2021						
New Leases	785	6.4		$ 24.55	$ 35.70	$ 5.96
Renewal Leases	2,041	4.9	$ 24.75	25.24	9.75	2.89
Total YTD 2021	2,826	5.3		$ 25.04	$ 16.83	$ 3.73

Historical Leased Rate (3)

	As of 4Q21	3Q21	2Q21	1Q21	4Q20
Total portfolio leased rate	89.3%	89.7%	89.3%	89.2%	89.8%
On-campus/aligned leased rate	89.3	89.8	89.4	89.3	89.8
Off-campus/non-aligned leased rate	88.9	88.8	87.9	88.7	90.0
Total portfolio occupancy rate	87.5	88.0	87.9	87.9	89.1

Tenant Lease Expirations

Expiration	Number of Expiring Leases	Annualized Base Rent of Expiring Leases (4)	% of Total Annualized Base Rent	Total GLA of Expiring Leases (5)	% of GLA of Expiring Leases
Month-to-month	121	$ 6,915	1.2%	245	1.0%
2022	662	57,635	9.9	2,097	9.0
2023	592	61,494	10.5	2,564	11.0
2024	572	69,928	12.0	2,713	11.7
2025	426	55,980	9.6	2,239	9.6
2026	469	50,555	8.6	2,344	10.1
2027	309	68,387	11.7	2,597	11.2
2028	175	35,001	6.0	1,405	6.0
2029	236	44,570	7.6	1,816	7.8
2030	110	30,808	5.3	1,183	5.1
2031	68	23,265	4.0	1,112	4.8
Thereafter	281	79,812	13.6	2,944	12.7
Total	4,021	$ 584,350	100%	23,259	100%

(1) Amounts presented in years.
(2) Amounts presented per square foot of GLA.
(3) Calculations are based on percentage of total GLA, excluding GLA for projects under development, and including 100% of the GLA of its unconsolidated joint venture.
(4) Refer to page 24 for the reporting definition of Annualized Base Rent.
(5) Total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture.

4Q 2021 I Supplemental Information
Healthcare Trust of America, Inc. I 22

Tenant Weighted Average Remaining Lease Term (5) Credit Rating (6) Annualized Base Rent (1) % of Annualized Base Rent Total Leased GLA (7) % of Leased GLA Baylor Scott & White Health 5 Aa3 $ 23,797 4.1% 827 3.6% HCA Healthcare 6 Baa3 22,052 3.8 741 3.2 Highmark-Allegheny Health Network 8 Baa1 17,681 3.0 927 4.0 Tenet Healthcare Corporation 6 B2 15,046 2.6 600 2.6 Ascension 5 Aa2 11,823 2.0 485 2.1 Tufts Medical Center 6 Aa3 11,598 2.0 255 1.1 Steward Health Care 8 NR 10,644 1.8 380 1.6 AdventHealth 4 Aa2 9,994 1.7 402 1.7 Community Health Systems 7 B3 7,944 1.4 385 1.7 CommonSpirit Health 8 Baa1 7,884 1.3 356 1.5 Emblem Health 13 C+ 7,649 1.3 281 1.2 Trinity Health 6 Aa3 7,227 1.2 288 1.2 Harbin Clinic 6 NR 7,225 1.2 316 1.4 United Health Group 4 A3 6,426 1.1 279 1.2 Mercy Health 6 A1 6,226 1.1 190 0.8 Total $ 173,216 29.6% 6,712 28.9% Portfolio Information Tenant Profile, Tenant Specialty and Top MOB Tenants (as of December 31, 2021, dollars and GLA in thousands, except as otherwise noted) Top MOB Tenants (4) (1) Refer to page 24 for the reporting definition of Annualized Base Rent. (2) Tenant Specialty includes the percentage of total GLA of multi-tenanted clinical MOBs. (3) Primary Care includes Pediatrics, Family and Internal Medicine. (4) Represents direct leases with leading MOB health systems and their subsidiaries. Parent tenant credit rating used where direct tenant is not rated. (5) Amounts presented in years. (6) Credit ratings from S&P, Moody's or AM Best where appropriate. (7) Total leased and total portfolio GLA excludes GLA of projects under development and includes 100% of the GLA of its unconsolidated joint venture. 4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 23 Tenant Specialty (2) Specialty On-Campus Off-Campus Total Primary Care (3) 15.0% 17.7% 15.9% Orthopedics/Sports Medicine 9.0% 9.3% 9.1% Obstetrics/Gynecology 8.9 3.5 7.1 Cardiology 6.5 2.8 5.3 Oncology 3.8 2.3 3.3 Imaging/Diagnostics/Radiology 3.0 4.8 3.6 Eye and Vision 2.9 3.5 3.1 General Surgery 2.5 3.0 2.7 Other Specialty 36.2 37.1 36.5 Specialty 72.8% 66.3% 70.7% Ambulatory Surgery Center 3.7% 5.4% 4.2% Education/Research 2.8 1.9 2.5 Pharmacy 1.0 0.5 0.8 Other 4.7 8.2 5.9 Total 100% 100% 100% Tenant Classification Annualized Base Rent (1) % of Annualized Base Rent Health Systems/Universities $ 347,370 60% National/Large Regional Providers 83,996 14 Local Healthcare Providers/Other 152,984 26 Total $ 584,350 100% Credit Rated Tenancy Investment Grade $ 282,735 49% Other Credit Rated 54,325 9 Total Credit Rated $ 337,060 58% Not Rated/Other 247,290 42 Total $ 584,350 100% Tenant Profile Credit Rated Tenancy Ratings Leased GLA (3) % of GLA ABR (4) % of ABR Investment Grade 10,805 48% $ 260,452 47% Other Credit Rated 2,789 12 77,954 15 Total Credit Rated 13,594 60% $ 338,406 62% Not Rated/Other 9,054 40 210,673 38 Total 22,648 100% $ 549,079 100%

4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 24 Reporting Definitions Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“Adjusted EBITDAre”): Adjusted EBITDAre is presented on an assumed annualized basis. HTA defines Adjusted EBITDAre as EBITDAre (computed in accordance with NAREIT as defined below) plus: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-cash compensation expense; (iv) pro forma impact of its acquisitions/dispositions; and (v) other normalizing adjustments. HTA considers Adjusted EBITDAre an important measure because it provides additional information to allow management, investors, and its current and potential creditors to evaluate and compare its core operating results and its ability to service debt. Annualized Base Rent or (“ABR”): Annualized base rent is calculated by multiplying contractual base rent for the end of the period by 12 (excluding the impact of abatements, concessions, and straight-line rent). Cash Net Operating Income (“Cash NOI”): Cash NOI is a non-GAAP financial measure which excludes from NOI: (i) straight-line rent adjustments; (ii) amortization of below and above market leases/leasehold interests and other GAAP adjustments; (iii) notes receivable interest income; and (iv) other normalizing adjustments. Contractual base rent, contractual rent increases, contractual rent concessions and changes in occupancy or lease rates upon commencement and expiration of leases are a primary driver of HTA’s revenue performance. HTA believes that Cash NOI, which removes the impact of straight-line rent adjustments, provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of real estate investment trusts (“REITs”). However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Cash NOI should be reviewed in connection with other GAAP measurements. Credit Ratings: Credit ratings of parent tenants and their subsidiaries. Customary Health System Restrictions: Ground leases with a health system ground lessor that include restrictions on tenants that may be considered competitive with the hospital, including provisions that tenants must have hospital privileges. Economic with Limited Restrictions: Ground leases that are primarily economic in nature and contain no material restrictions on tenancy. Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”): As defined by NAREIT, EBITDAre is computed as net income or loss (computed in accordance with GAAP) plus: (i) interest expense; (ii) income tax expense (not applicable to HTA); (iii) depreciation and amortization; (iv) impairment; (v) gain or loss on the sale of real estate and corporate assets; and (vi) the proportionate share of joint venture depreciation and amortization. Funds from Operations (“FFO”): HTA computes FFO in accordance with the current standards established by NAREIT. FFO is defined as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of real estate property [and corporate assets] and impairment write-downs of depreciable assets, plus depreciation and amortization related to investments in real estate, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real estate values have historically risen or fallen based on market conditions, many industry investors have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders. Gross Leasable Area (“GLA”): Gross leasable area in square feet. Investments in Real Estate: Based on acquisition price. Leased Rate: Leased rate represents the percentage of total GLA that is leased (excluding GLA for properties under development), including month-to-month leases and leases which have been executed, but which have not yet commenced, as of the date reported. Metropolitan Statistical Area (“MSA”): Is a geographical region with a relatively high population density at its core and close economic ties throughout the area. MSAs are defined by the Office of Management and Budget. Net Operating Income (“NOI”): NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before: (i) general and administrative expenses; (ii) transaction expenses; (iii) depreciation and amortization expense; (iv) impairment; (v) interest expense; (vi) gain or loss on sales of real estate and corporate assets; (vii) gain or loss on extinguishment of debt; (viii) income or loss from unconsolidated joint venture; and (ix) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of its properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of HTA’s financial performance. NOI should be reviewed in connection with other GAAP measurements.

4Q 2021 I Supplemental Information Healthcare Trust of America, Inc. I 25 Reporting Definitions - Continued Normalized Funds Available for Distribution (“Normalized FAD”): HTA computes Normalized FAD, which excludes from Normalized FFO: (i) non-cash compensation expense; (ii) straight-line rent adjustments; (iii) amortization of below and above market leases/leasehold interests and corporate assets; (iv) deferred revenue - tenant improvement related and other income; (v) amortization of deferred financing costs and debt premium/discount; and (vi) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its operating performance. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FAD should be reviewed in connection with other GAAP measurements. Normalized Funds From Operations (“Normalized FFO”): HTA computes Normalized FFO, which excludes from FFO: (i) transaction expenses; (ii) gain or loss on extinguishment of debt; (iii) non-controlling income or loss from partnership units included in diluted shares; and (iv) other normalizing adjustments, which include items that are unusual and infrequent in nature. HTA presents this non-GAAP financial measure because it allows for the comparison of its operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of its financial performance, nor is it indicative of cash available to fund cash needs. Normalized FFO should be reviewed in connection with other GAAP measurements. Occupancy Health System Restrictions: Ground leases with customary health system restrictions whereby the restrictions cease if occupancy in the buildings/on-campus fall below stabilized occupancy, which is generally between 85% and 90%. Off-Campus/Non-Aligned: A building or portfolio that is not located on or adjacent to a healthcare or hospital campus or does not have full alignment with a recognized healthcare system. On-Campus/Aligned: On-campus refers to a property that is located on or adjacent to a healthcare or hospital campus. Aligned refers to a property that is not on a healthcare or hospital campus, but is anchored by a healthcare system. Recurring Capital Expenditures, Tenant Improvements and Leasing Commissions: Represents amounts paid for: (i) recurring capital expenditures required to maintain and re-tenant its properties; (ii) second generation tenant improvements; and (iii) leasing commissions paid to secure new tenants. Excludes capital expenditures and tenant improvements for recent acquisitions that were contemplated in the purchase price or closing agreements. Retention: Represents the sum of the total leased GLA of tenants that renewed a lease during the period over the total GLA of leases that renewed or expired during the period. Same-Property Cash Net Operating Income (“Same-Property Cash NOI”): To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned and operational properties referred to as “Same-Property”. Same-Property Cash NOI excludes (i) properties which have not been owned and operated by HTA during the entire span of all periods presented and disposed properties, (ii) HTA’s share of unconsolidated joint ventures, (iii) development, redevelopment and land parcels, (iv) properties intended for disposition in the near term which have (a) been approved by the Board of Directors, (b) are actively marketed for sale, and (c) an offer has been received at prices HTA would transact and the sales process is ongoing, and (v) certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of its financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements. Tenant Recoveries: Tenant reimbursement revenue, which is comprised of additional amounts recoverable from tenants for real estate taxes, common area maintenance and other certain operating expenses are recognized as revenue on a gross basis in the period in which the related recoverable expenses are incurred. HTA accrues revenue corresponding to these expenses on a quarterly basis to adjust recorded amounts to its best estimate of the final annual amounts to be billed. Subsequent to year-end, on a calendar year basis, HTA performs reconciliations on a lease-by-lease basis and bill or credit each tenant for any differences between the estimated expenses HTA billed and the actual expenses that were incurred.